1    Deutsche Asset Management Code of Ethics

1.1  Purpose

This Code of Ethics has been adopted by Deutsche Asset Management Investment Services Limited ("DeAMIS") in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act"). The Code sets out the specific requirements for business conduct and guidelines for personal investment activities for those employees who are connected with investment management undertaken for US registered investment companies ("investment companies").

Rule 17j - l under the Investment Company Act prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies.

With respect to any investment company it shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company:

     . to employ any device, scheme or artifice to defraud such registered investment company;

     . to make to such registered investment company any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

     . to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

     . to engage in any manipulative practice with respect to such registered investment company.

1.2  Definitions

     a) "Adviser" means Deutsche Asset Management Investment Services Limited. (DeAMIS);

     b) "Investment Company" means a company registered as such under the Investment Company Act or any series thereof for which the Adviser is the investment adviser e.g. the Deutsche IT funds (formerly the MGIT funds);

     c) "Access person" means any director, officer, general partner or advisory person of a US Investment Company;

     d)   "Advisory person" means:

          (i) any employee of the Adviser or any company in a control relationship to the Adviser who in connection with his or her regular functions or duties, makes any recommendation, participates in the determination of which recommendation will be made, or obtains information regarding recommendations for the purchase or sale of a security by an investment company; or

          (ii) any natural person in a control relationship to the Fund or Investment Adviser who obtains information concerning the recommendations made to an investment company with regard to the purchase or sale of a security.

      e) a security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers make such a recommendation;

     f) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires;

     g) "Connected persons" means any person (including a body corporate) over whose judgement in respect of the acquisition or disposal of investments the employee might reasonably be expected to have influence. Persons falling within the following categories are presumed to be connected to an employee:

          (i) his/her spouse/partner or (if under 18 years) child or step child;

          (ii) a company in which any one or more employee and any Connected Person has an interest of more than 3% (listed companies) or 15% (unlisted companies) of the equity or voting capital;

          (iii) a non- Deutsche Bank Group company of which the employee is a director;

          (iv)   a partnership of which the employee is a partner;

          (v) a trustee (when acting in the capacity of trustee) of a trust (other than an occupational pension scheme) under which the employee or Connected Person is a beneficiary;

          (vi) an estate of which the employee or any Connected Person is a personal representative or a trust of which the employee or any Connected Person is a trustee.

     g) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act;

     h) "Disinterested director" means a director of an investment company who is not an "interested person" of an investment company within the meaning of Section 2(a)(19) of the Investment Company Act;

     i) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security;

     j) "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by access persons; and

     k) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include:

          .    shares issued by open-end investment companies registered under the US Investment Company Act of 1940 ;
          .    securities issued by the Government of the United States;
          .    short term debt securities which are "government securities"
               within the meaning of Section 2(a)(16) of the Investment Company
               Act;
          .    bankers' acceptances;
          .    bank certificates of deposit; and
          .    commercial paper.

1.3  Exempted transactions

The Prohibitions of Section 1.4 of this Code shall not apply to:

     a) purchases of sales effected in any account over which the access person has no direct or indirect influence or control;

     b) purchases or sales of securities, which are not eligible for purchase, or sale by an investment company;

     c) purchases or sales which are non-volitional on the part of either the access person or an investment company;

     d)   purchases which are part of an automatic dividend reinvestment plan;

     e)   purchases effected upon the exercise of rights issued by an issuer pro
                                                                             ---
          rata to all holders of a class of its 3 securities, to the extent such
          ----
          rights were acquired from such issuer, and sales of such rights so acquired; and

     f) purchases or sales which receive the prior approval of the Review Officer because they are only remotely potentially harmful to an investment company as they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the investment company.

1.4  Prohibited purchases and sales

     a) no access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

          i) is being considered for purchase or sale by an investment company; or

          ii)  is being purchased or sold by an investment company.

     b) no access person shall reveal to any other person (except in the normal course of his or her duties on behalf of an investment company) any information regarding securities transactions by an investment company or consideration by an investment company or the Adviser or any such securities transaction;

     c) no access person shall recommend any securities transaction by an investment company without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

          (i) his or her direct or indirect beneficial ownership of any securities or such issuer;

          (ii) any contemplated transaction by such person in such securities;

          (iii)  any position with such issuer or its affiliates; and

          (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such access person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the company or on the market for the securities generally, such access person shall not be required to disclose his or her interest in the securities or 4 issuer thereof in connection with any such recommendation.

1.5  Personal investment restrictions

It is the policy of DeAMIS that its clients' interests come first in relation to all investment decisions, thereby requiring all employees affiliated with the
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management and operations of its clients' assets to adhere to the procedures stated below, regarding trading in their personal accounts.

     a)   Deutsche Asset Management personal account dealing rules
          --------------------------------------------------------

          All members of staff are subject to the Deutsche Asset Management Personal Account Dealing Rules. The following procedures are either additional requirements necessary because of the extra territorial requirements of US regulation or reminders of points especially pertinent to DeAMIS.

     b)   Disclosure of personal securities holdings
          ------------------------------------------

          All access persons must disclose to DeAMIS Compliance, upon request, all personal securities holdings within 10 calendar days of being notified that they are an access person. Thereafter personal transactions must be disclosed to DeAMIS Compliance quarterly (as described below in Section 1.5m) and personal holdings must be disclosed to DeAMIS Compliance on an annual basis.

          The initial and annual reports must include the title, number of shares and principal amount of each security in which an access person had any direct or indirect beneficial ownership when the person became an access person.

                  All accounts held with a broker, dealer or bank (including accounts for issues exempted from the definition of "Security" - e.g., accounts for open-end, US registered mutual funds) must also be disclosed in these initial, quarterly and annual reports.

                  DeAMIS Compliance will periodically review personal investment activity and holding reports.

         c)       Approvals
                  ---------

                  All personal securities transactions must be undertaken only with the approval of an officer duly authorised to give such approval by the Company.

         d)       Connected persons
                  -----------------

                  Restrictions on personal investment apply not only to all Access Persons but also to "connected persons", as defined above.

         e)       Blackout periods
                  ----------------

                  All staff are prohibited (without prior clearance from DeAMIS Compliance) from knowingly executing security transactions in which any client orders are placed in those securities, until
                        ---
                  the clients' orders have either been executed or cancelled.

                  All portfolio managers are prohibited from placing any trade in a security within seven calendar days, either before or after, he / she has placed a trade in that security for his / her client accounts. Any such cases must be examined by the DeAMIS Compliance Officer or designated alternate.

                  Regional team members, (including graduates or anyone attached to a regional team who has access to information regarding impending purchases/sales for clients) must not buy or sell a security for their personal account if DeAM has purchased (or intends to purchase) or sold that security for clients within seven calendar days.

                  Where the security is a large cap liquid stock it is within the remit of the relevant regional team head (or alternate) to grant an exemption from this rule, if the regional head is satisfied that there are no open orders or prejudice to DeAM's clients.

         f)       Short-Term Trading
                  ------------------

                  All staff should refrain from short-term trading activity, which is strongly discouraged for all personnel of the Deutsche Asset Management Group. Unless specific exemption has been granted prior to dealing (such exemption will only be granted on a case-by-case basis by DeAMIS Compliance) the individual may be required to disgorge short-term trading profits for securities held for less than 60-days. The method of disgorgement will be determined by a Committee to be organised by the Directors.

         g)       Initial public offerings/new issues (where there is no
                  ------------------------------------------------------
                  Deutsche Bank or affiliated company involvement)
                  ------------------------------------------------

                  Staff are permitted to apply for such public new issues and offers for sale, where their application will not prejudice a client's order. Any application will be subject to the Deutsche Asset Management Personal Account Dealing Rules and to all the disclosure, approval, short-term trading and customer-order priority prohibitions outlined above. Multiple applications are not permitted.

         h)       Public offers for sale involving affiliated group companies
                  -----------------------------------------------------------

                  As a rule, an employee is not permitted to subscribe for securities in a new issue or offer for sale available to the public if a Deutsche Bank entity is the sole or joint 6 primary underwriter, offeror, or co-lead manager. In certain cases, this may be waived, provided the offer is generally available to the public. In such case, an application must be pre-approved in the usual way. There is however, a holding period of 90 days for this application.

         i)       Placings/unlisted securities
                  ----------------------------

                  No member of staff may allow his or her name to be put on a list of prospective places in any listed or unlisted security and must not, in any circumstance, accept stock in any placing without the specific prior written consent of Deutsche Asset Management Compliance, or one of the designated alternates.

                  Such consent will be withheld if it would place the member of staff in conflict with the interests of a client or with the interests of the Deutsche Asset Management Group itself, or if it might be considered in any other way to be improper for the placing to be accepted.

                  Any member of staff who has previously purchased privately placed or unlisted securities must disclose these purchases to Compliance before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the securities of the same or a related issuer.

         j)       Gifts and entertainment
                  -----------------------

                  All staff are subject to the requirements of the DeAM Compliance Manual concerning gifts and entertainment. Any staff receiving gifts or entertainment, other than normal business lunches and dinners must report these to DeAMIS Compliance. All gifts with a value of more than an agreed de minimis sum (currently set at (pound)10) must surrender these gifts into the safekeeping of DeAMIS Compliance. for distribution annually by means of a charity draw in which all members of staff may participate. No cash or cash equivalent gift may be offered or accepted.

                  Entertainment must be neither so lavish nor so frequent as to create an obligation to the provider.

         k)       Outside interests
                  -----------------

                  Any Director or member of staff wishing to accept an outside directorship or assume an outside business interest is subject to the requirements of the DeAM Compliance Manual.

                  In particular, approval for any interest involving investments or giving advice on investments (for example, being a member of the finance committee of a charity or 7 trust) will not be given if, in DeAMIS's judgement, it may lead to a conflict of interest with DeAMIS's clients.

         l)       Contributions to political campaigns
                  ------------------------------------

                  DeAMIS directors and staff are not permitted to make contributions to the political campaigns of its clients, prospective clients or their officers and employees. All requests for such contributions must be reported to DeAMIS Compliance.

         m)       Personal transaction reporting
                  ------------------------------

                  Access persons are required to report all personal securities transactions where such access person acquires any direct or indirect beneficial ownership in the security.

                  However an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                  The report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                  ii) the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

                  iii) the price at which the transaction was effected; and

                  iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

                  Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

                  Shares received on a pro rata basis to existing holdings and/or received in lieu of dividends must be notified to DeAMIS Compliance.

                  DeAMIS Compliance must be notified immediately a shareholding interest in any company (public, limited and non-trading) reaches 3% of the issued share capital.

         n)       Confirmation of Compliance with the Code of Ethics
                  --------------------------------------------------

                  Annually, each Access Person is required to sign a statement acknowledging that they have received the DeAMIS Code of Ethics and confirm their adherence to the Code.

2.       Sanctions

Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of the Investment Company with respect to which the violation occurred.



July 2000

                           DEUTSCHE ASSET MANAGEMENT


                                CODE OF ETHICS

                                                                       May, 2000


                                                      A Member of the
                                                      Deutsche Bank Group [LOGO]

                           DEUTSCHE ASSET MANAGEMENT

                                CODE OF ETHICS

   I.     Overview......................................................    1

  II.     General Rule..................................................    1

 III.     Definitions...................................................    2

  IV.     Restrictions..................................................    3
           Blackout Period Restrictions.................................    3
           New Issues (IPOs)............................................    3
           Short-Term Trading...........................................    4
           Restricted List..............................................    4
           Private Placements...........................................    4

   V.     Compliance Procedures.........................................    4
           Designated Brokerage Accounts................................    4
           Pre-Clearance................................................    4
           Reporting Requirements.......................................    5
           Confirmation of Compliance with Policies.....................    5

  VI.     Other Procedures/Restrictions.................................    5
           Service on Boards of Directors...............................    5
           Gifts........................................................    5
           Rules for Dealing with Governmental Officials and Political
            Candidates..................................................    7
           Confidentiality..............................................    8

 VII.     Sanctions.....................................................    8

VIII.     Interpretations and Exceptions................................    8


  Appendix:

  [_] Acknowledgement Form..............................................    9
  [_] Initial (and Annual) Holdings Report..............................   10
  [_] Deutsche Bank Policies and Procedures:............................   11
        -  Employee/Employee Related Trading
        -  Procedures for Establishing Brokerage Accounts (not yet effective for
           DeAM)
        -  Procedures for Pre-Clearing Personal Trades (not yet effective for
           DeAM)

                       DEUTSCHE ASSET MANAGEMENT - U.S.

                                CODE OF ETHICS
--------------------------------------------------------------------------------

I. Overview
   --------

This Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or "DeAM")./1/

The provisions of this Code are effective May 26, 2000, and shall apply to all employees deemed to be "Access Persons" (see definition on next page) and such other employees as the Compliance Department ("Compliance") may determine from time to time. This Code supplements the Deutsche Bank Code of Professional Conduct, and Global Master Compliance Manual (available at http://compliance.cc.db.com) on the intranet. Each Access Person must observe those policies, as well as abide by the additional principles and rules set forth in this Code.

II. General Rule
    ------------

DeAM employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the exclusive benefit of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in this Code.

DeAM employees may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Access Person shall conduct any of the following acts upon a client account:

     .  To employ any device, scheme or artifice to defraud;
     . To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
     . To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
     .  To engage in any manipulative practice.

______________________________
/1/ Deutsche Asset Management is the marketing name for the asset management activities of Deutsche Bank AG, Deutsche Funds Management, Bankers Trust Company, DB Alex.Brown LLC, Deutsche Asset Management Inc. (formerly Morgan Grenfell Inc.), and Deutsche Asset Management Investment Services Limited.

III. Definitions
     -----------

A.     "Access Person" shall mean:

         (i) All employees of DeAM, including investment personnel, traders and portfolio managers who, in connection with their regular functions or duties, participate in making decisions or obtain information regarding the purchase or sale of a security by any client accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

         (ii) All natural persons in a control relationship to DeAM who obtain information concerning investment recommendations made to any client account. The term "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act; and

         (iii) Any other personnel with asset management responsibilities or frequent interaction with Access Persons as determined by Compliance (e.g., Legal, Compliance, Risk, Operations, Sales & Marketing, as well as long-term temporary employees and consultants).

B. "Accounts" shall mean all securities accounts, whether brokerage or otherwise, and securities held directly outside of accounts, but shall not include open-end mutual fund accounts in which securities transactions cannot be effected.

C.     "Employee Related Account" of any person subject to this Code shall mean:

         (i)   The employee's own Accounts;
         (ii) The employee's spouse's Accounts and the Accounts of minor children and other members of the household (whether by marriage or similarly committed status) living in the employee's home;
         (iii) Accounts in which the employee, his/her spouse/domestic partner, minor children or other persons living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and
         (iv) Accounts (including corporate Accounts and trust Accounts) over which the employee or his/her spouse/domestic partner exercises investment discretion or control.

      NOTE: ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH
            THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

D. "Securities" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), closed-end mutual funds, futures, commodities and similar instruments, but do not include:

         (i) Shares of open-end mutual funds (unless otherwise directed by Compliance);
         (ii)  Direct obligations of the United States government; or
         (iii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

IV. Restrictions
    ------------

A.   Blackout Period Restrictions

     (i) Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn;

     (ii) Access Persons shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security is traded (or contemplated to be traded) by a client account with which the Access Person is associated.

     (iii) Russell Reconstitution of the Index: Effective every June 30th, the Frank Russell Company reconstitutes the various Russell Indices. Several weeks prior to that date, Frank Russell announces the changes to the indices (the "Announcement"). A significant portion of the portfolios which DeAM advise utilize strategies involving securities included in the various Russell indices, and thus DeAM trades heavily in these securities. Therefore, for the period commencing on the day of the Announcement, and continuing until seven business days after June 30th, all Access Persons are prohibited from transacting in any Security that is added to or deleted from the Russell 3000 Index.

     (iv) Deutsche Bank Securities:During certain times of the year, all Deutsche Bank employees are prohibited from conducting transactions in the equity and debt securities of Deutsche Bank, which affect their beneficial interest in the firm. Compliance generally imposes these "blackout" periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement, and end two days after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

     (v) Exceptions to Blackout Periods (above items i, ii, and iii only) The following are exempt from the specified blackout periods:

               [_]  Securities that are within the S&P 100 Index;
               [_]  Futures and options transactions on indexes;
               [_] ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
               [_] Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
               [_] To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
               [_] Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

B.   New Issues (IPOs)
     Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

C. Short -Term Trading
   Access Persons are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days. The following are exempted from this restriction:
          [_]  Futures and options transactions on indexes;
          [_] ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
          [_] Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
          [_] To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
          [_] Securities purchased under an employer sponsored stock purchase plan.

D. Restricted List
   All Deutsche Bank employees, including all Access Persons, are prohibited from buying or selling any securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

E. Private Placements
   Prior to effecting a transaction in private securities (i.e., Securities not requiring registration with the Securities and Exchange Commission, and sold directly to the investor), all Access Persons must first obtain the approval of his/her supervisor and then pre-clear the transaction with the Compliance Department, including completing a questionnaire. Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the Securities of the same or a related issuer.

Note: Transactions in Securities in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.

V. Compliance Procedures
   ---------------------

   A. Designated Brokerage Accounts
      All Access Persons are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank Employee Trading and Pre-Clearance Policy, as well as additional division-specific requirements, if any.

   B. Pre-Clearance
      Proposed Securities transactions must be pre-cleared with the Compliance Department in accordance with the Deutsche Bank Employee Trading and Pre-Clearance Policy. The following are exempted from this restriction:
          [_]  Futures and options transactions on indexes;
          [_] ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
          [_] Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;

          [_] To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
          [_] Securities purchased under an employer sponsored stock purchase plan.

  C. Reporting Requirements

     (i) Disclosure of Employee Related Accounts/Provision of Statements Upon joining Deutsche Bank, new employees are required to disclose all of their Employee Related Accounts to Compliance, and must carry out the instructions provided to conform such accounts, if necessary, to Deutsche Bank policies. In addition, pursuant to Rule 17j-1 of the Act, no later than ten days after an individual becomes an Access Person, he or she must complete and return an "Initial Holdings Report" (see Appendix).

     (ii) Quarterly Personal Securities Trading Reports ("PSTs") Pursuant to Rule 17j-1 of the Act, within ten (10) days of the end of each calendar quarter, all Access Persons must sign and return to Compliance a PST report, unless exempted by a division-specific requirement, if any. All PSTs that have reportable personal Securities transactions for the quarter will be reviewed by the appropriate supervisory and/or compliance person.

     (iii) Annual Holdings Report
           Once each year, at a date to be specified by Compliance, each Access Person must provide to Compliance an Annual Holdings Report (see Appendix) current as of a date not more than 30 days prior to the date of the report.

  D. Confirmation of Compliance with Policies
     Annually, each Access Person is required to sign a statement acknowledging that he or she has received this Code, as amended or updated, and confirm his or her adherence to it.

 VI. Other Procedures/Restrictions
     -----------------------------

  A. Service on Boards of Directors
     Employees may not maintain outside business affiliations (e.g., officer or director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units. Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

  B. Gifts

     (i)   Accepting Gifts
           Employees are prohibited from soliciting or accepting any personal payment or gift to influence, support or reward any service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of any future service, transaction or business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value./2/ However, subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty to Deutsche Bank, relevant laws and regulations, and reasonable conduct on the part of the

________________________________
/2/ Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any to Deutsche Bank, relevant laws and regulations, and reasonable conduct on the part of the employee, the acceptance of some types of reasonable business gifts received by employees may be permissible, and the rules are as follows:

     . Cash gifts of any amount are prohibited. This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

     . Acceptance of non-cash gifts, souvenirs, tickets for sporting or entertainment events, and other items with a value less than U.S.$100 or its equivalent is generally permitted, when it is clear that they are unsolicited, unrelated to a transaction and the donor is not attempting to influence the employee.

     . Acceptance of gifts, other than cash, given in connection with special occasions (e.g., promotions, retirements, weddings, holidays), that are of reasonable value in the circumstances are permissible.

     . Employees may accept reasonable and conventional business courtesies, such as joining a customer or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

     . The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the customer, vendor or others, provided that such costs would have otherwise been reimbursable to the employee by Deutsche Bank in accordance with its travel and entertainment and expense reimbursement policies.

     (ii) Gift Giving (to Persons other than Government Officials)
          In appropriate circumstances, it may be acceptable and customary for DeAM to extend gifts to customers or others who do business with Deutsche Bank. Employees should be certain that the gift will not give rise to a conflict of interest, or appearance of conflict, and that there is no reason to believe that the gift will violate applicable codes of conduct of the recipient. Employees with appropriate authority to do so may make business gifts at DeAM's expense, provided that the following requirements are met:

          . Gifts in the form of cash or cash equivalents may not be given regardless of amount.

          . The gift must be of reasonable value in the circumstances, and should not exceed a value of U.S.$100 unless the specific prior approval of the appropriate Managing Officer/3/ is obtained.

          . The gift must be lawful and in accordance with generally accepted business practices of the governing jurisdictions.

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questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

/3/ For purposes of this policy,"Managing Officer" is defined as an officer of at least the Managing Director level to whom the employee directly or indirectly reports, who is in charge of the employee's unit (e.g., a Department Head, Division Head, Function Head, Group Head, General Manager, etc).

             . The gift must not be given with the intent to influence or reward any person regarding any business or transaction involving DeAM.

     (iii)   Gifts to Government Officials
             The Compliance Department must be contacted prior to making any gift to a governmental employee or official. Various governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In some cases, government employees or officials may be prohibited from accepting any gifts. (See next section for additional rules regarding political contributions.)

  C. Rules for Dealing with Governmental Officials and Political Candidates

     (i)     Corporate Payments or Political Contributions
             No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank, or influencing any decision on its behalf.

             . The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore Deutsche Bank departments may not make contributions to U.S. Federal political parties or candidates.

             . Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, and the prior approval of a member of the DeAM Executive Committee has been obtained, and the Deutsche Bank Americas Regional Cost Committee has been notified.

                 Under the Foreign Corrupt Practices Act, Bank Bribery Law, Elections Law and other applicable regulations, severe penalties may be imposed on Deutsche Bank and on individuals who violate these laws and regulations. Similar laws and regulations may also apply in various countries and legal jurisdictions where Deutsche Bank does business.

     (ii)    Personal Political Contributions
             No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest, or the appearance of conflict. For example, if a DeAM business unit engages in business with a particular governmental entity or official, DeAM employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.

     (iii)   Entertainment of Government Officials
             Entertainment and other acts of hospitality toward government or political officials should never compromise or appear to compromise the integrity or reputation of the official or Deutsche Bank. When hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.

  D.  Confidentiality

      Access Persons must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties, and only on a need-to-know basis. In addition, the Deutsche Bank policies on confidential information, which are contained within the Code of Professional Conduct must be observed.

VII.  Sanctions
      ---------

Any Access Person who violates this Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to a financial penalty, including but not limited to, unwinding the trade and/or disgorging of the profits. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

VIII. Interpretations and Exceptions
      ------------------------------

Compliance shall have the right to make final and binding interpretations of this Code, and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Access Person must obtain approval from the Compliance Department before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of this Code shall be referred in advance of any contemplated transaction, to Compliance.

                                                       Deutsche Asset Management


                                ACKNOWLEDGEMENT


In connection with my employment with one or more of the legal entities which make up Deutsche Asset Management, I acknowledge that I have received, read and understand the Deutsche Asset Management Code of Ethics issued May, 2000, and agree to adhere to and abide by its provisions.

I understand that any violation(s) of this Code of Ethics is grounds for immediate disciplinary action up to, and including, dismissal.

Signature     _________________________

Print Name    _________________________

Legal Entity  _________________________

Date          _________________________


  Please return this form to DeAM Compliance at 130 Liberty Street, 17/th/ Floor (Mail Stop 2172).

                                                      A Member of the
                                                      Deutsche Bank Group [LOGO]

                                                       Deutsche Asset Management

To:    "Access Person"
From:  DeAM Compliance
Re:    Initial/Annual Holdings Report - Personal Securities Accounts

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In conformance with Securities and Exchange Commission Rule 17j-1 pursuant to the Investment Company Act of 1940 you are required to provide Compliance with this "Initial Holdings Report" within 10 days of joining Deutsche Asset Management ("DeAM"), and annually thereafter.

Accordingly, please fill in the following requested information (or attach a copy of your most recent statement) for all securities/4/ either held directly or held in your Employee-Related Accounts/5/.

   Broker/Acct.#            Name of Issuer           No. of Shares           Principal Amount
-------------------      --------------------     --------------------     --------------------

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-------------------      --------------------     --------------------     --------------------

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Signature: ______________________________        Date: _________________________

Print Name: _____________________________        Expense Code:__________________

_____________________
/4/ "Securities" includes equity or debt securities (both privately and publicly offered), derivatives of securities (such as options, warrants, indexes and
ADRs), futures, commodities and similar instruments,but does not include: (i) shares of open-end mutual funds (unless otherwise directed by compliance) or
(ii) direct obligations of the United States government.

/5/ "Employee Related Accounts" include (i) employee's own accounts; (ii) the employee's spouse's accounts and the accounts of minor children and other members of the household (whether by marriage or similarly committed status) living in the employee's home; (iii) accounts in which the employee, his/her spouse/domestic partner, minor children or other persons living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of shares); and (iv) accounts (including corporate accounts and trust accounts) over which the employee or his/her spouse/domestic partner exercises investment discretion or control.

        **PLEASE COMPLETE AND RETURN TO COMPLIANCE AT MAIL STOP 2172**

                                    NOTICE
                                    ------

On the following pages are the Deutsche Bank Compliance Policies and Procedures relating to personal trading by employees. All employees of Deutsche Bank in the Americas (including employees of Deutsche Asset Management and the Mutual Funds Group of DeAM) are required to comply with the policies therein in addition to complying with the DeAM Code of Ethics ("the Code").

Since the Deutsche Bank Compliance Policies and Procedures are a separate set of rules which correspond to the Deutsche Bank Code of Professional Conduct, terms and definitions may differ from those used in the Code. In some cases, the rules in the Code are more restrictive than the rules in the Deutsche Bank Compliance Policies and Procedures. Please note specifically:

Outside Accounts.
The rule allowing employees to maintain personal securities accounts at Deutsche Bank or another "approved brokerage firm" does not apply to employees of the Mutual Funds Group of DeAM. Employees of the Mutual Funds Group are required to
------------------                            ------------------
maintain personal accounts (except open-end mutual fund only accounts) only at Deutsche Bank (Alex.Brown), unless they have received an exemption from Mutual Funds Compliance.

Pre-Clearance.
The rules  relating to  pre-clearance  differ for  employees of the Mutual Funds
                                                                    ------------
Group of DeAM.  Until the Mutual Funds Group receives the Employee Trade Request
-----
System, the pre-clearance process requires the submission of an Employee Trading Pre-Clearance Form to Sarah Reilly in Mutual Funds Compliance (410-895-3499) and
                                                                             ---
calling Corporate Compliance (212-469-8787).

Blackout Period.

The blackout period(s) in the Code is more broad than the blackout period in the
                                      ----------
Deutsche Bank Compliance Policies and Procedures. DeAM employees are subject to an additional blackout period surrounding trades by DeAM client accounts, as described in the Code.

Initial Public Offerings.
DeAM employees are prohibited from purchasing securities in any initial public
                   ----------                               ------------------
offering. This prohibition applies even if Deutsche Bank has no underwriting
--------
role and/or is not involved with the distribution.

Questions about these requirements? Please call Jeff Silver (212-250-8053) or Mary Mullin (212-250-8353) in DeAM Compliance or Felicia Emry (410-895-3826) or
                              ---------------
Sarah Reilly (410-895-3499) in DeAM Mutual Funds Compliance.
                               ----------------------------

--------------------------------------------------------------------------------
NOTE: Parts of the procedure (the section dealing with approved brokerages in particular) detailed below was not yet effective for DeAM employees at the time this Code was approved and is provided for future reference. You will be notified in advance of implementation and applicability. Until such time, you must continue to call 212-469-8787 to pre-clear all Securities transactions, and maintain accounts with and transact only through current legacy approved brokers.
--------------------------------------------------------------------------------

                      COMPLIANCE POLICIES AND PROCEDURES

============================================================================
 No.: 101                      Subject: Employee/Employee Related Trading
----------------------------------------------------------------------------
 Effective Date: 10/1/97       Approved By: Mary Owen MD/Compliance
----------------------------------------------------------------------------
 Revision Date: 5/20/99        Applicability: All Personnel
============================================================================

Employee Trading Policy--Employee Accounts

     Introduction

     The Employee/Employee-Related Trading Policy is designed to prevent legal, business and ethical conflicts and to guard against the misuse of proprietary or confidential information. In addition, the policy is intended to discourage employees from engaging in personal trading on a scale that would distract them from their daily responsibilities to the Firm. Employees are cautioned not to engage in trading that might result in the appearance of impropriety. Deutsche Bank ("DB") strongly encourages investment by employees that is long-term in nature, and strongly discourages short-term, speculative trading.

     To whom does this policy apply?

     This policy applies to the brokerage accounts of employees, long-term temporary employees, full-time consultants, and to those accounts over which such persons expect to exercise influence or control, including (1) accounts of your spouse, minor children or relatives of you or your spouse to whom substantial support is contributed; (2) accounts of any other member of your household, such as a relative (of you or your spouse) living in your home; (3) trust accounts for which you act as trustee, custodian, power-of-attorney or otherwise exercise any type of guidance or influence; and (4) corporate accounts that you directly or indirectly control. All such accounts are referred to as "Employee/Employee-Related Accounts".

a.       Employee/Employee-Related Accounts (In-house--At an Approved Brokerage
Firm)

     DB requires that its employees maintain their brokerage accounts at an "Approved Brokerage Firm" as determined by DB. If you choose to maintain your accounts "in-house", your accounts will be established and serviced by Alex Brown. If you decide to maintain your accounts outside of DB you are required to make written application identifying yourself as a DB employee. Transactions effected in Employee/Employee-Related Accounts are subject to continuous review by the Control Group on a regular basis. The Control Group will receive duplicate confirmations and monthly statements for every account. Accounts established without the prior approval of your Supervisor and the Control Group may be frozen.

b.       Trading Pre-Clearance

     All trades in an Employee/Employee-Related Account must be pre-cleared by your Supervisor and by Compliance. Until your group has received the Employee Trade Request ("ETR") System, the pre-clearance process requires the submission of an "Employee Trading Pre-Clearance Form" to your Supervisor, or respective delegate, and Compliance. Execution of a trade may not take place until you have received both approvals. Failure to obtain the required approvals will result in cancellation of your transaction. Losses incurred by you as the result of the cancellation of unauthorized trading will be charged to the account in question. Profits in trades that were not pre-cleared must be given to a charitable organization.

     Approvals are good for the day on which they are issued. The one exception is for trade requests placed after 4:00 PM ET; these will be valid for the next trading day.

     GTC ORDERS (Good Till Canceled): GTC orders will not be approved. The sole
     --------------------------------
     exception is the entering of a STOP-LIMIT order simultaneously with the initial BUY order.

c.       Black-Out, Holding Periods and Other Prohibitions

     The following black-out and holding periods apply to each transaction in your account or in an Employee-Related Account, as previously defined. These requirements enable Compliance to more efficiently monitor the trading activities of DB employees and to prevent trading by employees in sensitive departments (i.e., Investment Banking, Research, Capital Markets) that could be perceived as inappropriate.

     Black-Out Period: The "black-out" period is described as two business days
     ----------------
     immediately preceding the release of quarterly earnings, and two business days after the release of quarterly earnings. No employee of Investment Banking, Research, or Capital Markets areas will receive clearance from their Reviewing Department Head ("RDH") to purchase or sell securities during this period. Exceptions may be granted only on a case-by-case basis, by Compliance.

     Holding Periods: The firm imposes a holding period for all investments in
     ---------------
     equity, non-investment grade debt, preferred instruments and any security that is convertible into such securities. Exceptions may be granted only on a case-by-case basis, by Compliance. The standard holding periods are:

          .   Investment Banking--6 months
          .   All Others--30 days
          .   Alex Brown Retail--None

     As a general rule, no employee of the Research Division, Investment Banking Division, or Capital Markets Division may trade in the securities of issuers that are covered by you, i.e., the Research Analyst covering XYZ may not trade XYZ securities, the Investment Banker servicing XYZ may not trade XYZ securities. Exceptions to this general rule will be made on a case by case basis, at the sole discretion of Compliance.

d.       Options, Futures, Options on Futures and Other Derivative Securities

     You may trade options (except for uncovered options), futures, options on futures, forwards, warrants or options on physical commodities or currencies subject to a 30 day holding period. You may not write covered calls, unless you have held the underlying security for the required 30 day or 6 month holding period.

     Short sales are permitted only to the extent they are "short vs. the box" or covered. Compliance monitors employee-trading carefully for adherence to these guidelines. Employees found violating these policies may be subject to sanctions, including the suspension of trading privileges and termination.

e.       Primary and Secondary Public Offerings

     You may not purchase any security that is part of a primary or secondary offering on which DB is acting as a lead or co-managing underwriter until the offering is priced and the syndicate is terminated.

     Please keep in mind that the NASD has regulations prohibiting associated persons of member firms from purchasing public offerings that are considered HOT ISSUES. Hot Issues are defined as public offerings that are trading in the secondary market at a price above the offering price.

f.       Restrictions Arising from DB's Research Recommendations

     You are restricted from trading in an issuer's securities for a period of two days from the time a DB research analyst initiates coverage, or changes the recommendation on that issuer. If you are aware of any such research recommendation prior to publication, you are prohibited from trading for your own account from the time you learn of the research recommendation until two business days after its publication. The New York Stock Exchange and the National Association of Securities Dealers regularly inquire about trades executed ahead of a research rating change or initiation of coverage.

g.       Information Regarding Customer or Firm Orders

     You are prohibited from "frontrunning" customer or Firm orders, i.e., trading for your own account with knowledge and in advance of a customer or Firm order in the same security.

     In addition, you are strongly discouraged from "piggybacking" on customer or Firm trades, i.e., engaging in identical trades as those that a client or Firm account has completed. While piggybacking is not itself illegal, it can create the appearance of impropriety.

h.       Trading Securities that are on DB's Restricted List

         Employees of DB may not effect trades in securities that appear on the Restricted List. For your information and convenience, the Restricted List is posted daily on CCMail under the Compliance Department's Bulletin Board and is also available on the Intranet Homepage.

                                                                 Deutsche Bank @


PROCEDURES FOR ESTABLISHING BROKERAGE ACCOUNTS

The Deutsche Bank ("DB") Compliance Policy requires all DB personnel to take a number of steps with respect to their personal securities accounts and transactions. The Policy requires that all personal securities accounts be maintained at an "Approved Brokerage Firm."

Firms currently designated as "Approved Brokerage Firms"

The Compliance Department has established procedures that have allowed the designation of the majority of Broker/Dealers as "Approved Brokerage Firms", the main requirement being the Carrying Broker/Dealer's ability to deliver confirmations of transactions electronically to the DB's Employee Trading & Surveillance Group.

The following firms are the only Broker/Dealers not approved for use by DB employees.

1.   Datek On-Line Securities
2.   Ernst & Company

If you choose to establish/maintain your accounts at an Approved Brokerage Firm, you are required to make a written application to that Firm, identifying yourself as a DB employee (see attachment).

Special arrangements have been established with Alex.Brown, Fidelity Investment, Merrill Lynch, Morgan Stanley Dean Witter, Quick & Reilly, and Salomon Smith Barney for DB employees wishing to establish accounts with these firms.

Contacts:    Alex.Brown, Employee Brokerage Center 1-800-776-7564 (ext. 3).
             Fidelity Brokerage Services 212-371-2327 Merrill Lynch Account
             Manager, Richard Verlin, 212-236-5044 Morgan Stanley Dean Witter
             Account Manager, Doug Dalmedo, 212-883-7750 Quick & Reilly 212-232-
             4728
             Salomon Smith Barney (Rasweiler Group) 212-643-5769

                                                                 Deutsche Bank @


                                                        ____________________
                                                         Date

                                                        ____________________
                                                         Account Number

                                                        ____________________
                                                         Account Title

                                                        ____________________
                                                         Tax ID Number

__________________________________
 Name of Carrying Broker Dealer

__________________________________
 Address

__________________________________

                         RE: Intent to open an account

To Whom it may concern;

As an employee, or an associated person of a Member Firm, Deutsche Bank Group ("DB"), I am obligated under NYSE Rule 407(a) to express my intention to open a securities or commodities account with your firm in writing both to you as the carrying firm and to my employer.

This letter shall serve as notification that I intend to establish such an account with your firm and the signature of the Reviewing Department Head (or his Authorized Delegate) below shall evidence said notification of my employer.

You will receive detailed instructions regarding the delivery of duplicate confirmations and statements directly from DB's Compliance Department once the account has been established and an account number has been provided.

Should you require further information please contact Milagros Fernandez at
(212) 469-8614.

                               Very truly yours,


    _______________________________      ________________________
     Reviewing Dept. Head                 Employee



CC: Reviewing Department Head
    Compliance Department (with account #)

-------------------------------------------------------------------------------
 NOTE: The procedure detailed below was not yet effective for DeAM at the time this Code was approved and is provided for future reference. You will be notified in advance of implementation and availability. Until such time, you must continue to call 212-469-8787 to pre-clear all Securities transactions.
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PROCEDURES FOR PRE-CLEARING PERSONAL TRADES
-------------------------------------------

In order to facilitate the above referenced process with as little inconvenience as possible, Compliance has designed a web site on the IntraNet. The site includes a Compliance Home Page with a Restricted List query facility and a menu of "Employee Trading Pre-Clearance Forms". The form that you are required to fill out and submit for approval will depend upon your place of employment. Be sure to select the appropriate form. The site provides for the automatic submission of the form to your supervisor and Compliance. When the form is approved it will be routed back to you for your records, at which point you may proceed with the execution of your transactions.

The following are instructions for placing an Employee Trade Request ("ETR"):

1.   Launch Netscape

2. Double click on U.S. Compliance (located under Staff Services on the DB Intranet Home Page)

3.   Select Employee Trade Request from the Compliance Department Webpage

4.   Type in User Name and Password (case sensitive)

5. The system will ask you to verify your user information. Click "Here to Submit".

6. Type the Security Name in the query box. (If the security is on the Restricted List, ETR will prompt you to call Compliance. If the security is not on the Restricted List, ETR will let you proceed to the Forms Webpage.)

7. Select the Request Form that corresponds to your department. Upon submitting your request, ETR will send an e-mail message informing your supervisor that a trade request is open. Once your supervisor approves your request, you will receive another e-mail giving you authorization to execute your trade.

If your supervisor is not available, input your request ticket and contact Compliance on extension 8787 for approval.

With the exception of discretionary or third party managed account, all employee and/or employee related accounts must be pre-cleared. Failure to adhere to DB's Employee Trading Policy may result in trades being revoked and/or removal of 407 authorization letter.

Please Note: All employees are subject to a 30-day holding period with the exception of Investment Banking employees who have a 6-month holding period, and Alex Brown Retail Brokers who have no holding period.